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                                                               EXHIBIT 10(xxxv)

CONFIDENTIAL                                           [AMERICAN GREETINGS LOGO]
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DATE:        October 4, 2000

TO:          Erwin Weiss

SUBJECT:     SPECIAL BONUS

In recognition of your leadership in the successful accomplishments of the Gibson and CPS integration plans, American Greetings will implement the following special bonus:

     ON MARCH 1, 2005, AMERICAN GREETINGS WILL PLACE IN YOUR DEFERRED COMPENSATION PLAN A SUM OF $250,000.

The only condition I place on the above commitment is that you must be employed by the company throughout the period ending February 28, 2005. Should you voluntarily separate for whatever reason prior to February 28, 2005, you will forfeit the entire $250,000 benefit. Should you be terminated, you will receive your pro-rata share.

Throughout these years, you will be reviewed annually with every consideration for merit review commensurate with your annual achievement.

Effective March 1, 2005, we will increase your base compensation by $50,000, and that base will be used for all future bonus calculations.

I trust the above is consistent with our discussion.

I wish you all the best.



/s/ Morry Weiss
Morry Weiss